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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We have issued our reports dated May 31, 2016 with respect to the consolidated financial statements and internal control over financial reporting of NGL Energy Partners LP included in the Annual Report on Form 10-K for the year ended March 31, 2016, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned reports in this Registration Statement, and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP

Tulsa, Oklahoma
November 7, 2016

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm